Exhibit_10.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) entered into as of April 4, 2022, by and among MOLECULAR TEMPLATES OPCo, INC., a Delaware corporation (“Borrower Representative”, and together with each other Person party to the Agreement as a borrower from time to time, collectively, “Borrowers”, and each, a “Borrower”), Molecular Templates, Inc., a Delaware corporation (“Parent”, and together with each other Person party to the Agreement or to any other Loan Documents from time to time as a guarantor, collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the undersigned lenders, constituting Required Lenders, and K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”).

RECITALS

A.The parties hereto previously entered into that certain Loan and Security Agreement, dated as of May 21, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), by and among Borrower Representative, Parent, Lenders, Administrative Agent and Ankura Trust Company, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”).  Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.

B.Borrower Representative has requested and Required Lenders have agreed, subject to the terms and conditions of this Amendment, to modify the repayment schedule on the terms set forth herein.

agreement

1.Amendments.

1.1Section 2.2(b) is hereby amended and restated to read as follows:

(b)Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date.  The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

1.2Section 6.10 is amended and restated to read as follows:

6.10Financial Covenant – Minimum Liquidity.  Maintain Liquidity in an amount not less than five (5) times Monthly Burn.

1.3Exhibit A to the Agreement is hereby amended by deleting the defined term “Amortization Date”.

1.4The defined term “Permitted Lien” in Exhibit A to the Agreement is hereby amended by amending and restating clause (h) thereof to read as follows:

(h)deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding $750,000 at any time;

1.5Exhibit D to the Agreement is hereby amended and restated as set forth in Exhibit D attached hereto.

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2.Representations and Warranties.

2.1Loan Parties represent and warrant that:

(a)the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and no Default or Event of Default has occurred and is continuing;

(b)each Loan Party has the power and authority to execute and deliver this Amendment and perform its obligations under the Agreement, as modified by this Amendment;

(c)the execution and delivery by each Loan Party of this Amendment, and the performance by each Loan Party of its obligations under the Agreement, as modified by this Amendment, have been duly authorized by all requisite action;

(d)the execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Agreement, as modified by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material contractual restriction in any material agreement with a Person binding on such Loan Party, (c) any order, judgment or decree of any Governmental Authority binding on such Loan Party, or (d) the Operating Documents of such Loan Party, and do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority, except as already has been obtained or made; and

(e)this Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3.Reaffirmation of Guaranty.  Guarantor hereby acknowledges the terms of this Amendment and agrees that the Guaranty shall continue in full force and effect and shall not be impaired by the execution of this Amendment.

4.Conditions to Effectiveness.

The effectiveness of this Amendment is subject to the following conditions precedent:

4.1Administrative Agent shall have received this Amendment duly executed by each Loan Party;

4.2Borrowers shall have paid an amendment fee of $297,500 and all Lender Expenses due and payable as of the date hereof, which Borrowers hereby authorize may be debited by Administrative Agent, in accordance with Section 2.4(b) of the Agreement.

5.General Provisions.

5.1Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement and this Amendment shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects, and the security interest as granted pursuant to the Agreement continues from the Closing Date.  The agreement to enter into the amendments as set forth herein shall not establish any course of dealing with respect to future amendments or waivers or otherwise obligate Administrative Agent or any Lender to waive any future Event of Default or make any modification to any Loan Document.

5.2This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

5.3This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5.4This Amendment shall constitute a Loan Document.  Accordingly, the provisions of Section 11 of the Agreement shall likewise apply to this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

BORROWER:

Molecular Templates Opco, Inc.

By:	/s/ Eric E. Poma

Name:	Eric E. Poma. Ph.D.
Title:	Chief Executive Officer

GUARANTOR:

Molecular Templates, Inc.

By:	/s/ Eric E. Poma

Name:	Eric E. Poma. Ph.D.
Title:	Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

K2 HEALTHVENTURES LLC

By:	/s/ Parag Shah

Name:	Parag Shah
Title:	Chief Executive Officer

LENDER:

K2 HEALTHVENTURES LLC

By:	/s/ Parag Shah

Name:	Parag Shah
Title:	Chief Executive Officer

EXHIBIT D

COMPLIANCE CERTIFICATE